Exhibit 32.1(*)

Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of WebEx Communications, Inc. (the "Company") on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Subrah S. Iyar, Chief Executive Officer of the Company, certify, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  November 13, 2003


/s/   SUBRAH S. IYAR
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Subrah S. Iyar
Chief Executive Officer












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(*)  In accordance with Item 601(b)(32)(ii) of Regulation S-K and SEC
Release Nos. 33-8238 and 34-47986, Final Rule: Management's Reports on Internal Control Over Financial Reporting and Certification of Disclosure in Exchange Act Periodic Reports, the certification furnished in this Exhibit 32.1 is deemed to accompany this Form 10-Q and will not be deemed "filed" for purpose of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by referenceof Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.